UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2013

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

1-32944	PPL Energy Supply, LLC (Exact name of Registrant as specified in its charter) (Delaware) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-3074920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8 - Other Events

Item 8.01 Other Events

On February 11, 2013, PPL Energy Supply, LLC (“PPL Energy Supply”) announced the expiration and results of its previously announced offer (the “Exchange Offer”) to exchange up to all but not less than a majority of 8.857% Senior Secured Bonds due 2025 of its wholly owned subsidiary PPL Ironwood, LLC (the “Ironwood Bonds”) for newly issued Senior Notes, Series 4.60% due 2021 of PPL Energy Supply (the “New Notes”). On February 12, 2013, PPL Energy Supply issued $212,415,000 aggregate principal amount of the New Notes in exchange for the Ironwood Bonds validly tendered and accepted in the Exchange Offer. The New Notes were issued pursuant to the Supplemental Indenture No. 12, dated as of February 12, 2013, to the Indenture dated as of October 1, 2011, as amended and supplemented, between PPL Energy Supply and The Bank of New York Mellon, as trustee. The New Notes comprise part of the same series as the $500,000,000 aggregate principal amount of Senior Notes, Series 4.60% due 2021 that PPL Energy Supply initially issued on December 16, 2011.

The New Notes were issued under PPL Energy Supply’s Registration Statement on Form S-4, as amended, on file with the Securities and Exchange Commission (Registration No. 333-185996). This Current Report on Form 8-K is being filed, in part, to report as an exhibit a document in connection with the issuance.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

4.1 -	Supplemental Indenture No. 12, dated as of February 12, 2013, between PPL Energy Supply, LLC and The Bank of New York Mellon, as Trustee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Mark F. Wilten
Mark F. Wilten Vice President - Finance and Treasurer

PPL ENERGY SUPPLY LLC

By:	/s/ Mark F. Wilten
Mark F. Wilten Vice President and Treasurer

Dated: February 13, 2013